Resolution Amending the SERP to cease accruals and freeze participation

JOHN WILEY & SONS, INC.

WHEREAS, John Wiley & Sons, Inc. (hereinafter referred to as the “Company”) maintains the John Wiley & Sons, Inc. Supplemental Executive Retirement Plan (hereinafter referred to as the “SERP”), consisting of Part A – containing the provisions of the 1989 Supplemental Executive Retirement Plan – and Part B – containing the provisions of the 2005 Supplemental Executive Retirement Plan, to provide additional retirement income and death benefit protection for certain executives of the Company or its subsidiaries in recognition of their contributions to the Company in carrying out senior management responsibilities;

WHEREAS, pursuant to Sections 7.1 of Part A and Part B of the SERP, the Board of Directors of the Company reserves the right to amend the SERP from time to time subject to certain conditions not here relevant; and

WHEREAS, the Company has amended the Employees’ Retirement Plan of John Wiley & Sons, Inc. to freeze participation and all benefit accruals thereunder effective as of June 30, 2013 and deems it advisable at this time to amend the SERP to freeze participation and all benefit accruals thereunder effective as of June 30, 2013.

NOW, THEREFORE, be it

RESOLVED, that Part A of the SERP be, and it hereby is, amended, effective as of June 30, 2013, to cease all benefit accruals under Part A of the SERP so as to provide that the amount of a Participant’s Additional Benefit and Primary Benefit determined under the provisions of Section 1 of Part A shall be frozen as of June 30, 2013;

and be it further

RESOLVED, that Part B of the SERP be, and it hereby is, amended, effective as of June 30, 2013, to (i) freeze participation thereunder, and (ii) cease all benefit accruals under Part B of the SERP so as to provide that the amount of each Participant’s Post Retirement Income Benefit as determined under the provisions of Section 3.1 of Part B of the SERP shall be frozen as of June 30, 2013;

and be it further

RESOLVED, that it is the Company’s intention to continue to operate the SERP in compliance with the provisions of Section 409A of the Code and any regulations or other guidance issued thereunder;

and be it further

RESOLVED, that the Senior Vice President, Human Resources of the Company, be and hereby is authorized and empowered to take any actions on the advice of counsel which may be necessary or appropriate to implement the intent of the foregoing resolutions.